UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

e-Merger News
     This new electronic employee publication, e-Merger News, is designed to help answer questions and clarify issues related to the merger. As information becomes available, we will provide it to you through e-Merger News.

The issue: Merger approval process
When the merger between BellSouth and AT&T was announced on March 5, 2006, officials for both companies indicated that the approval process would take nine to 12 months. As employees go about the business of keeping BellSouth strong, here is what the entities responsible for reviewing and approving the proposed merger will be doing.
1

Who has to approve the merger?
Major players in the approval process are the U.S. Department of Justice (DOJ), the Federal Communications Commission (FCC), and a dozen or so state public service commissions (PSCs). While each has its own criteria for analyzing the transaction, the ultimate goal of the regulatory approval process is to evaluate the impact of the merger on competition in the marketplace. The merger also requires the approval of the shareholders of both companies.
2

The DOJ will determine whether the merger is harmful to competition.
The DOJ’s clearance process is confidential and will begin in late March/early April, when BellSouth and AT&T separately file Hart-Scott-Rodino Premerger Notification forms, as required by law. Within 30 days of the filing, the DOJ will decide whether it needs to issue a “second request” for documents and information. The DOJ staff will use the antitrust laws to evaluate the impact of the merger on competition.
After reviewing the data, the DOJ will discuss its initial conclusions privately with BellSouth and AT&T. The DOJ can decide to block the merger, clear the merger or impose remedies, such as requiring the divestiture of specific assets. A federal court must approve the final consent decree ordering divestitures or other remedies. The DOJ clearance process could be completed as early as mid-October.
3

The FCC will determine whether the merger is in the public interest.
The FCC’s review process is generally open to the public (except when highly sensitive information is involved), and will be initiated when BellSouth and AT&T jointly file a Public Interest Statement in late March/early April. Two weeks after the Public Interest Statement is filed, the FCC will give interested parties 30 days to file comments on the proposed merger. BellSouth, AT&T and others will then have 30 days to reply to the comments.
After the 60-day comment cycle, the FCC will issue requests for additional data based in part on issues raised during the comment cycle. Although the FCC tries to limit its review period to 180 days, it can “stop the clock” at any time if additional information or review time is required. During the FCC review period, many parties will file ex parte statements that summarize and update their positions.
At the end of its review period, the FCC will issue an order that includes the reasons for its decision. The FCC decision will likely adopt any conditions contained in the DOJ consent decree. To minimize the opportunity for conflicting recommendations, BellSouth and AT&T will encourage the DOJ and FCC staffs to talk frequently during the simultaneous review periods, and to use common data in their investigations.

continued

Shareholders will determine whether the merger is good for investors.
BellSouth and AT&T will each hold a special shareholders’ meeting later this year to obtain approval for the transaction. Shareholders will receive a packet of information that includes a proxy statement and notice of the meeting. For the merger to be approved, a majority of BellSouth’s outstanding shares must vote for the merger. AT&T shareholders must approve the issuance of the AT&T stock required to be issued in the merger. The shareholders’ meetings are currently expected to take place this summer.
5

Some state PSCs will evaluate the new company’s ability to serve customers locally.
PSCs in approximately five BellSouth states and 10 to 15 states in AT&T Inc.’s territory are required by state law to review the merger. BellSouth and AT&T expect to file informational or formal petitions in these states in late March/early April. PSC reviews are generally completed before the DOJ and FCC announce their decisions.
6

AT&T will announce that the merger has been approved.
When the merger has been approved, AT&T will issue a press release announcing the date of the closing. Until the deal is closed, BellSouth and AT&T must continue to operate their businesses separately. As a general rule of thumb, BellSouth employees should follow these guidelines:
•	Do continue to operate as a separate business at arms length from AT&T, and continue to make independent decisions in the best interest of BellSouth and its shareholders.

•	Do continue to compete with AT&T in any and all business activities where we were competitors before the merger was announced.

•	Do continue to deal with AT&T as a potential supplier, customer and joint venture partner, but only in the ordinary course of business, just as you would have before the merger was announced and as you would with other independent companies.
7

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they become available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site
(www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.

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